Exhibit 15

Exhibit 15

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the:

1)	Registration Statement on Form S-8 (No. 333-238186) pertaining to Aegon USA, LLC Profit Sharing Plan (now known as Transamerica 401(k) Retirement Savings Plan), as amended of Aegon Ltd. of our report dated April 3, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ R.E.H.M. van Adrichem RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

April 3, 2024

Annual Report on Form 20-F 2023 | 519